EXHIBIT 1.1







                            UNDERWRITING AGREEMENT



                                                ___________, 1994



Murphy Oil Corporation
200 Peach Street, P.O. Box 7000
El Dorado, Arkansas  71731-7000

Dear Sirs:


            We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Murphy Oil Corporation, a Delaware corporation (the "Company"), proposes to issue and sell [Currency and Principal Amount] aggregate initial offering price of [Full title of Debt Securities] (the "Debt Securities"). (The Debt Securities are also referred to herein as the "Offered Securities.") The Debt Securities will be issued pursuant to the provisions of an Indenture dated as of _______________, 1994 (the "Indenture") between the Company and Chemical Bank, as Trustee (the "Trustee").
            Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of ____% of the principal amount of Debt Securities:



                                                  Principal Amount of
      Name                                        Debt Securities
      ----                                        -------------------






                              Total . . . . . .
                                                      ===========


            The Underwriters will pay for the Offered Securities upon delivery thereof at [office] at ______ a.m. (New York time) on ___________, 199_, or at such other time, not later than 5:00 p.m. (New York time) on __________, 199_, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

            The Offered Securities shall have the terms set forth in the Prospectus dated ___________, 1994, and the Prospectus Supplement dated ____________, 1994, including the following:


Terms of Debt Securities

      Maturity Date:

      Interest Rate:

      Redemption Provisions:

      Interest Payment Dates:  ____________ __ and
                               ____________ __ commencing
                               ____________ __, ____
                               [(Interest accrues from
                               ____________ __, ____)]


      Form and Denomination:

      [Other Terms:]

            All provisions contained in the document entitled Murphy Oil Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated _______, 1994, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

            Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                        Very truly yours,
                        [Name of Lead Managers]

                        Acting severally on behalf of themselves and the several Underwriters named herein


                        By:



                            By:_________________________
                                  Name:
                                  Title:


Accepted:

MURPHY OIL CORPORATION


By:____________________
      Name:
      Title:




                          MURPHY OIL CORPORATION

                          UNDERWRITING AGREEMENT

                            STANDARD PROVISIONS
                             (DEBT SECURITIES)




                                                ______, 1994




            From time to time, Murphy Oil Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement").
The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Debt Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            1. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (e) This Agreement has been duly authorized, executed and delivered by the Company.

            (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (g) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

            (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

            (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (k) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            2. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

            3. Purchase and Delivery. Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Underwriters' Securities to the Underwriters duly paid.

            4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:


            (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,


                        (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.


            (b) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

            The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (c) The Manager shall have received on the Closing Date an opinion of the General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit A.

            (d) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

            (e) The Manager shall have received on the Closing Date an opinion of ______________, special counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C.

            (f) The Manager shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.


            5. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:


            (a) To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

            (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may designate and (ii) any review of the offering of the Offered Securities by the National Association of Securities Dealers, Inc.

            (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities
      Act and the rules and regulations of the Commission thereunder.

            (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Manager.

            (g) To pay all document production charges and expenses of _____________________, special counsel to the Underwriters (but not including their fees for professional services), in connection with the preparation of this Agreement.

            6.  Covenants of the Underwriters.

            (A) Each of the several Underwriters represents and agrees with the Company that:

            (a)  except to the extent permitted under U.S. Treas. Reg.
      Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (i) it has not offered or sold, and during the restricted period will not offer or sell, Debt Securities in bearer form (including any Debt Security in global form that is exchangeable for Debt Securities in bearer form) to a person who is within the United States or its possessions or to a United States person and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Debt Securities in bearer form that are sold during the restricted period;

            (b) it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Debt Securities in bearer form are aware that such Debt Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

            (c) if it is a United States person, it is acquiring the Debt Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Debt Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6);

            (d) if it transfers to any affiliate Debt Securities in bearer form for the purpose of offering or selling such Debt Securities during the restricted period, it will either (i) obtain from such affiliate for the benefit of the Company the representations and agreements contained in clauses (a), (b) and (c) or (ii) repeat and confirm the representations and agreements contained in clauses (a), (b) and (c) on such affiliate's behalf and obtain from such affiliate the authority to so obligate it;

            (e) it will obtain for the benefit of the Company the representations and agreements contained in clauses (a), (b), (c) and
      (d) from any person other than its affiliate with whom it enters into a written contract, as defined in U.S. Treas. Reg. Section
      1.163-5(c)(2)(i)(D)(4) for the offer or sale during the restricted period of Debt Securities in bearer form; and

            (f) it will comply with or observe any other restrictions or limitations set forth in the Prospectus on persons to whom, or the jurisdictions in which, or the manner in which, the Debt Securities may be offered, sold, resold or delivered.

All other terms used in the preceding paragraph have the meaning given to them by the U.S. Internal Revenue Code (the "Code") and regulations thereunder, including the D Rules. The restricted period is defined at U.S. Treas. Reg.
Section 1.163-5(c)(2)(i)(D)(7).

            7. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            If the indemnification provided for in the first or second paragraph in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

            8. Termination. This Agreement shall be subject to termination, by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

            9. Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters' Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters' Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Underwriters' Securities set forth opposite their respective names above bears to the aggregate amount of Underwriters' Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwriters' Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Underwriters' Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities and the aggregate amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters' Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Underwriters' Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Securities.

            10. Miscellaneous. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                                                     Exhibit A






                        Opinion of General Counsel
                              of the Company





            The opinion of General Counsel of the Company, to be delivered pursuant to Section 4(c) of the Underwriting Agreement shall be to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

            (ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

            (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

            (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and (except for directors' qualifying shares and except as otherwise set forth in ______________________) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

            (v) To the best of such counsel's knowledge, without independent inquiry, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the business of the Company and its subsidiaries, taken as a whole; and any material real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially affect the business of the Company and its subsidiaries, taken as a whole;

            (vi) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which such counsel has reasonable cause to believe could individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (vii) This Agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the Company;

            (viii) The Offered Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Offered Securities and the Indenture conform to the descriptions thereof in the Prospectus as amended or supplemented;

            (ix) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

            (x) The issue and sale of the Offered Securities and the compliance by the Company with all of the provisions of the Offered Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties (in giving the opinion in this clause, such counsel need express no opinion as to the validity or legality of this Agreement);

            (xi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

            (xii) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to e stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

            (xiii) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time the Securities are Delivered for the Offered Securities (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time the Securities are Delivered (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time the Securities are Delivered (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Time the Securities are Delivered, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time the Securities are Delivered (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

            In rendering such opinion, such counsel may rely, without independent investigation, upon an opinion or opinions as to laws of any jurisdiction other than the United States or the State of Louisiana, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is in form and substance satisfactory to the Representatives and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. With respect to subparagraph
(xiii) of paragraph (c) above, such counsel may state that his opinion and belief are based upon his participation and the participation of his staff in the preparation of the Registration Statement and Prospectus and review and discussion of the information furnished therein;


                                                                     Exhibit B






                     Opinion of Davis Polk & Wardwell,
                          Counsel for the Company





            The opinion of Davis Polk & Wardwell, independent counsel for the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be to the effect that:

            (i) This Agreement has been duly authorized, executed and delivered by the Company;

            (ii) The Offered Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Offered Securities and the Indenture conform to the descriptions thereof in the Prospectus as amended or supplemented;

            (iii) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

            (iv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body of the United States or the State of New York is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

            (v) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

            (vi) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time the Securities are Delivered for the Offered Securities (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time the Securities are Delivered (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time the Securities are Delivered (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Time the Securities are Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time the Securities are Delivered (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the United States and the State of New York. With respect to subparagraph (vi) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus as amended or supplemented and review and discussion of the information furnished therein, but without independent check or verification thereof, except as specified.



                                                                     Exhibit C







                        Opinion of _________________,
                         Counsel for the Underwriters




         The opinion of ________________, counsel for the Underwriters, to be delivered pursuant to Section 4(e) of the Underwriting Agreement shall be to the effect that:


       (i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

      (ii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

     (iii) the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

      (iv) the statements in the Prospectus under the captions "Description of Debt Securities," and "Plan of Distribution," insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein;

       (v) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; and

      (vi) such counsel (1) believes that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration
   Statement, [when such part became effective did not, and] as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (3) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         With respect to clause (vi) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified.